EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Audrey Lew, Chief Financial Officer of Global Health Ventures Inc., hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the Annual Report on Form 10-K/A Amendment No. 1 of Global Health Ventures Inc. for the year ended May 31, 2009 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Global Health Ventures Inc..

Dated: September 23, 2009

/s/ Audrey Lew
Audrey Lew
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)
Global Health Ventures Inc.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Global Health Ventures Inc. and will be retained by Global Health Ventures Inc. and furnished to the Securities and Exchange Commission or its staff upon request.